UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 25, 2003

Viastar Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-28485 (Commission File Number)	88-0380343 (IRS Employer Identification No.)

2451 W. Birchwood Avenue, Suite 105 Mesa , AZ (Address of principal executive offices)		85202 (Zip Code)

(480)-894-0311 (Registrant's telephone number, including area code)

________________________________________________________ Former name or former address, if changed since last report

Item 5.  Other Events

On September 25, 2003, Gennaro Buonocore resigned and Chief Executive Officer of Viastar Holdings, Inc. (the "Company"). On September 25, 2003, the Board of Directors appointed John D. Aquilino to replace Mr. Buonocore as Chief Executive Officer of the Company until such time as his resignation or removal. Mr. Aquilino shall continue to also serve as the President of the Company. Mr. Buonocore shall remain the Chairman of the Board of Directors of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2003	Viastar Holdings, Inc.

	By:	/s/ John D. Aquilino Chief Executive Officer, President